COLONIAL GOVERNMENT MONEY MARKET FUND
      This Proxy is Solicited on Behalf of the Trustees

PROXY
      The undersigned shareholder hereby appoints Harold W. Cogger, Michael H. Koonce, Nancy L. Conlin and William J. Ballou, each of them, proxies of the undersigned, with power of substitution, to vote at the Special Meeting of Shareholders of Colonial Government Money Market Fund, to be held at Boston, Massachusetts, on Friday, February 27, 1998 and at any adjournments, as follows on the reverse side:

CONTINUED AND TO BE SIGNED ON REVERSE SIDE    /SEE REVERSE SIDE/


/X/  Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein and, absent direction, will be voted FOR Item 1 below. This proxy will be voted in accordance with the holder's best judgment as to any other matter.


The Board of Trustees recommends a vote FOR the following Item:


THE  CONVERSION OF THE FUND TO THE MASTER  FUND/FEEDER  FUND
STRUCTURE WITH NEW FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT
POLICIES. (Item 1 of the Notice)

   /   /   FOR       /   /  AGAINST       /   /   ABSTAIN




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /    /


                                   Please  sign  exactly  as  name
                                   or names appear  hereon.  Joint
                                   owners should each sign
                                   personally.  When  signing
                                   as      attorney,     executor,
                                   administrator,    trustee    or
                                   guardian,   please  give   full
                                   title    as   such.     If    a
                                   corporation,  please  sign   in
                                   full    corporate    name    by
                                   President  or other  authorized
                                   officer.    If  a  partnership,
                                   please sign in partnership name
                                   by authorized person.



                                   Signature-------------------


                                   Date------------------



                                   Signature-------------------


                                   Date------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.


                      COLONIAL GOVERNMENT MONEY MARKET FUND
                One Financial Center, Boston, Massachusetts 02111

                                                                January 12, 1998
Dear Shareholder:

      A Special Meeting of Shareholders (Meeting) of Colonial Government Money Market Fund (Fund) will be held at 10:00 a.m. Eastern Time on February 27, 1998, at the offices of Colonial Management Associates, Inc. (Colonial). Formal notice of the Meeting appears on the next page, followed by the proxy statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy card in the envelope provided at your earliest convenience.


      At the Meeting you will be asked to vote on the conversion of the Fund to what is known as a master fund/feeder fund structure. As proposed, your Fund (Feeder Fund) would pursue its objective by investing exclusively in the SR&F Cash Reserves Portfolio (Portfolio), a money market mutual fund advised by Stein Roe & Farnham Incorporated which is described in more detail under Proposal I. You will incur no charges, fees or federal tax liability as a result of this conversion. Your account number and checkwriting checks along with other Fund services and privileges will remain the same and the Fund will continue to be supervised by your Fund's Trustees.



      This proposal has been carefully reviewed and approved by your Fund's Trustees. Under this new structure, we believe that the Fund may benefit from greater economies of scale as a result of its participation in a much larger pool of assets. After carefully considering the proposal, your Fund's Trustees recommend that you vote FOR the proposal.


      YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD. A
SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IT IS IMPORTANT THAT YOU VOTE AND THAT YOUR VOTE BE RECEIVED NO LATER THAN FEBRUARY 26, 1998.


      Colonial is using Shareholder Communications Corporation (SCC), a professional proxy solicitation firm, to assist shareholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy card, you may receive a telephone call from SCC reminding you to exercise your right to vote.


                                                                     (continued)

      Please take a few moments to review the details of the proposal and return your proxy at your earliest convenience. If you have any questions regarding the proxy, please feel free to call Colonial Investors Service Center, Inc. at 1-800-345-6611. Our hearing impaired shareholders may call 1-800-528-6979 if you have special TTD equipment.

      We appreciate your participation and prompt response in this matter, and thank you for your continued support.

Sincerely,



Harold W. Cogger
President



MM-85/550E-0198

                      COLONIAL GOVERNMENT MONEY MARKET FUND
                One Financial Center, Boston, Massachusetts 02111
                                   (617) 426-3750

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD FEBRUARY 27, 1998

Dear Shareholder:

      A Special Meeting (Meeting) of Shareholders of Colonial Government Money Market Fund (Fund) will be held at the offices of Colonial Management Associates, Inc. (Colonial), One Financial Center, Boston, Massachusetts, 02111-2621, on Friday, February 27, 1998, at 10:00 a.m. Eastern Time to:

I. Approve or disapprove the conversion of the Fund to the master fund/feeder fund structure with new fundamental and non-fundamental investment policies; and

II. Transact such other business as may properly come before the Meeting or any adjournment thereof.

                                            By order of the Trustees,


                                            Michael H. Koonce, Secretary


January 12, 1998


NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.

                                 PROXY STATEMENT

                                                                January 12, 1998
                               General Information

      The enclosed proxy, which was first mailed on or about January 12, 1998, is solicited by the Board of Trustees of the Fund in connection with the Meeting of the Fund's shareholders scheduled to be held at 10:00 a.m. Eastern Time, Friday, February 27, 1998, for the purposes described in the accompanying Notice. The purpose of this Proxy Statement is to provide you with additional information regarding the proposal to be voted on at the Meeting and to request your proxy to vote in favor of the proposal. By properly completing and returning the enclosed proxy card, you will authorize the individuals named on the card to vote your Fund shares in favor of the proposal and, in their discretion, on any other matter properly to come before the Meeting. No other matters are contemplated at this time. Additional information concerning the proxy solicitation and voting process and who is eligible to vote is set forth below; Section I contains additional information regarding the matter to be voted on at the Meeting.

Voting; Proxies; Shareholders Entitled to Vote


      The enclosed proxy, which was first mailed on or about January 12, 1998, is solicited by the Board of Trustees for use at the Meeting. All properly executed proxies received no later than February 26, 1998 will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement. The proxy may be revoked by voting in person at the Meeting or by sending a later dated proxy card or a written revocation to the Secretary which must be received prior to the Meeting. Solicitation may be made by mail, telephone, telegraph, telecopy or personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. Shareholder Communications Corporation
(SCC) has been engaged to assist in the solicitation of proxies. The cost of this assistance is not expected to exceed $11,350. The cost of solicitation will be paid by Colonial.


      Shareholders of record at the close of business on January 2, 1998 will have one vote for each share held. On such date, the Fund had the following outstanding shares of beneficial interest: Class A shares: 128,512,900.561; Class B shares: 58,611,823.846; and Class C shares: 3,333,093.352. Holders of 30% of the shares outstanding on such date constitute a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting.

      As of January 2, 1998, the following shareholders owned more than 5% of a class of the Fund's outstanding shares:


                                                   Number of      Percentage of
                Name and Address                 Shares Owned     Shares Owned
                ----------------                 ------------     ------------

Class A Shares:
---------------

Liberty Financial Investments, Inc.              19,539,840.260       15.20%
c/o Phil Iudice
One Financial Center
Boston, MA 02111

Liberty Financial Companies                      11,022,736.010       8.58%
Attn: Michael Santilli
600 Atlantic Avenue
Boston, MA 02210

John A. McNeice, Jr.,                            10,289,661.410       8.01%
47 Green St.
Canton, MA 02021-1023

Class C Shares:
---------------

Colonial Management Associates, Inc.              972,495.820         29.18%
Attn: Phil Iudice/Controller
One Financial Center
Boston, MA 02111


Votes Required


      Approval of the Conversion (as hereinafter defined) with new fundamental investment policies, as described in Section I, requires the affirmative vote of the holders of the lesser of (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the shares present at the Meeting if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy.


      Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" the proposal for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a negative vote.

Trustees, Officers and Other Information


      The following table sets forth certain information about the Board of Trustees of Colonial Trust II:

                            Shares Beneficially Owned
Name           Trustee          of the Fund at              Percentage of Fund
(Age)           Since         January 2, 1998(1)               Shares Owned
-----           -----         ------------------               ------------

Robert J. Birnbaum                     ---                         (2)
(70)               1995
Tom Bleasdale                          ---                         (2)
(67)               1990
Lora S. Collins                        ---                         (2)
(62)               1983
James E. Grinnell                      ---                         (2)
(68)               1995
William D. Ireland, Jr.                ---                         (2)
(73)               1981
Richard W. Lowry                       ---                         (2)
(61)               1995
William E. Mayer (3)                   ---                         (2)
(57)               1994
James L. Moody, Jr.                    ---                         (2)
(66)               1990
John J. Neuhauser                      ---                         (2)
(54)               1990
George L. Shinn                        ---                         (2)
(74)               1990
Robert L. Sullivan                     ---                         (2)
(69)               1990
Sinclair Weeks, Jr.                    ---                         (2)
(74)               1983
Trustees and officers
as a group                             ---                         (2)


(1) Except as otherwise noted, each Trustee has sole investment power and sole voting power with respect to his or her shares of the Fund.
(2)    Ownership is less than 1%.
(3) Mr. Mayer is an "interested person," as defined in the Investment Company Act of 1940 (1940 Act), because of his affiliation with Hambrecht & Quist Incorporated (a registered broker-dealer).

      The following table sets forth certain information about the executive officers of the Fund:


                    Executive                                   Shares Beneficially Owned
Name                 Officer                                     and Percent of Fund at
(Age)                 Since            Office with Fund (4)         January 2, 1998
----                  -----            --------------------         ---------------
Harold W. Cogger                   President                             ----
(61)                  1996

Davey S. Scoon                     Vice President                        ----
(50)                  1993

Timothy J. Jacoby                  Treasurer, Controller,                ----
(44)                  1996         Chief Financial Officer
                                   and Chief Accounting
                                   Officer (formerly Senior
                                   Vice President, Fidelity
                                   Accounting and Custody
                                   Services from September,
                                   1993 to September, 1996
                                   and Assistant Treasurer
                                   to the Fidelity Group of
                                   Funds from August, 1990
                                   to September, 1993).

Michael H. Koonce                  Secretary                             ----
(37)              1997

(4) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

      Further information concerning the Fund is contained in its Annual Report to shareholders dated August 31, 1997, which is obtainable free of charge by writing Colonial at One Financial Center, Boston, Massachusetts 02111-2621 or by calling 1-800-426-3750.

I. Approve or Disapprove the Conversion of the Fund to the Master Fund/Feeder Fund Structure (Conversion) with New Fundamental and Non-Fundamental Investment Policies
A.    Introduction

      On December 19, 1997, the Fund's Trustees unanimously approved and voted to recommend the Conversion to shareholders. "Master fund/feeder fund" refers to a structure in which a fund (a feeder fund) seeks to achieve its investment objective by investing exclusively in shares of, or interests in, another fund (the master fund) having a similar investment objective and policies as the feeder fund. The master fund, in turn, invests in individual securities. Typically, a master fund will have more than one feeder fund, with each feeder fund marketed to a particular class or classes of investors or through a different distribution channel. For example, shares of one feeder fund might be offered to individual investors, shares of another feeder fund to institutions, and shares of a third to retirement plans or their participants. The primary reason to use the master fund/feeder fund structure is to provide a mechanism to pool, in a single master fund, investments of different investor classes, resulting in a larger portfolio, investment and administrative efficiencies and economies of scale. The diagram below compares the Fund's current structure to the proposed master fund/feeder fund structure.


   CURRENT STRUCTURE               PROPOSED MASTER FUND/FEEDER FUND STRUCTURE

   Fund Shareholders          Fund Shareholders   Other Feeder Fund Shareholders


    ------------                ------------ -------------- --------------

     Individual                               Other Feeder   Other Feeder
     Securities     Fund            Fund*        Fund*           Fund*

    ------------                ------------ -------------- --------------




                                             --------------

                                               Individual
                                               Securities     Master Fund

                                             --------------

                       *Each feeder fund holds only interests in the master fund



      If approved by Fund shareholders, the Conversion would be accomplished by transferring substantially all of the Fund's assets to SR&F Cash Reserves Portfolio (Portfolio), a money market master fund managed by Stein Roe & Farnham Incorporated (Stein Roe), in exchange for an interest in the Portfolio equal in value to the assets transferred. The Conversion itself will not affect the net asset value of your shares. Unless canceled or delayed, such transfer would be effective on or about March 2, 1998 (Effective Time). It currently is anticipated that the Fund's security holdings will be transferred in kind to the Portfolio, valued in the manner described under "How the Fund Values its Shares" on page 7 of the Fund's Prospectus which has been delivered previously to each shareholder. In the alternative, Colonial may liquidate all or a portion of the Fund's securities shortly before the Effective Time, in which case assets transferred to the Portfolio may include cash. In either event, no material taxable gain or loss is expected to be realized by the Fund or its shareholders (as described in Section I.F. below). After the Conversion, the Fund will pursue its objective by investing exclusively in the Portfolio. All costs of the Conversion will be borne by Colonial.

      At the time the Trust's Board of Trustees approved the Conversion, they also approved and voted to recommend to shareholders the adoption by the Fund of the Portfolio's fundamental investment policies. The Fund's and the Portfolio's current fundamental policies are set forth in Exhibit A and are discussed in
Section I.C. below.


      Finally, in connection with the Conversion, the Board of Trustees has made certain changes to the Fund's name, fiscal year end, investment objective, investment techniques, non-fundamental investment policies and service arrangements to be effective subject to your approval of the Conversion. These changes, along with additional information concerning the Portfolio, Stein Roe and the Conversion, are described below in Section I.D.


      Dissenting shareholders have no appraisal rights, but may redeem their shares for cash at net asset value, subject to any applicable contingent deferred sales charge. The Conversion may be canceled or delayed under certain circumstances.

B.    Certain Information Concerning the Portfolio


      The Portfolio is a series of the SR&F Base Trust, which is a no-load, diversified open-end investment management company organized as a common law trust under the laws of The Commonwealth of Massachusetts on August 23, 1993. The Portfolio intends to commence operations on or about March 2, 1998. At that time, the Stein Roe Cash Reserves Fund (SRF Feeder) is scheduled to convert to a feeder fund of the Portfolio. Therefore, the Portfolio will have two feeder funds upon consummation of the Conversion: the SRF Feeder and the Fund. Investments in the Portfolio may only be made by investment companies (such as the Fund), common or commingled trust funds or similar organizations or entities acceptable to the Portfolio's trustees. The estimated expenses of the Portfolio, which will be paid indirectly by shareholders of the Fund, are summarized below under Section D.7, "Effect of the Conversion on the Fund's Expense Ratios."


1.    Adviser and Administrator

      Stein Roe serves as investment adviser to the Portfolio under a portfolio management agreement (Management Agreement) and, in such capacity, makes day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. Jane M. Naeseth has managed the SRF Feeder since 1980 and will manage the Portfolio upon commencement of investment operations. She has been associated with Stein Roe since 1977.

      Stein Roe's offices are located at One South Wacker Drive, Chicago, Illinois 60606. Except to the extent assumed by Stein Roe, the Portfolio pays all costs and expenses incidental to its organization, operations and business. Such expenses include, for example, legal and accounting costs, insurance premiums, trustees' compensation (other than those affiliated with Stein Roe), expenses of printing and mailing reports, notices and other materials and registration fees.


      Under the Management Agreement, Stein Roe also provides administrative services to the Portfolio. In such capacity, Stein Roe supervises the business and affairs of the Portfolio and provides such services and facilities as may be required for effective administration of the Portfolio including, without limitation, all executive and other personnel, office space and other facilities required to render investment management and administrative services.


      Under the Management Agreement, the Portfolio pays Stein Roe a monthly fee at an annual rate of 0.250% of average net assets up to $500 million and 0.225% thereafter. Stein Roe is a wholly-owned subsidiary of Stein Roe Services Inc.
(SSI), the Portfolio's transfer agent, which in turn is a wholly-owned direct subsidiary of Liberty Financial Companies, Inc. (Liberty Financial). Liberty Financial is an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company (Liberty Mutual), through an intervening wholly-owned subsidiary, Liberty Mutual Equity Corporation.


      Stein Roe and its predecessor have been providing investment advisory services since 1932. Stein Roe acts as investment adviser to wealthy individuals, trustees, pension and profit sharing plans, charitable organizations and other institutional investors. As of September 30, 1997, Stein Roe managed over $29 billion in assets: over $5 billion in equities and over $17 billion in fixed-income securities (including $1.7 billion in municipal securities). The $29 billion in managed assets included over $7 billion held by open-end mutual funds managed by Stein Roe. These mutual funds were owned by over 265,000 shareholders. The $7 billion in mutual fund assets included over $728 million in over 42,000 IRA accounts. In managing those assets, Stein Roe utilizes a proprietary computer-based information system that maintains and regularly updates information on approximately 9,000 companies. Stein Roe also monitors over 1,400 issues via a proprietary credit analysis system. At September 30, 1997, Stein Roe employed 16 research analysts and 55 account managers. The average investment-related experience of these individuals is 24 years.


      Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. Liberty Mutual is a Massachusetts-headquartered, multi-line insurance company with over $47.3 billion in assets and $6.3 billion in surplus at September 30, 1997. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force.

Liberty Mutual's principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117.


      Colonial, the current investment adviser to the Fund, is also an indirect subsidiary of Liberty Mutual through Colonial's parent, The Colonial Group, Inc.
(TCG), a wholly-owned subsidiary of Liberty Financial.


2.    Transfer Agent

      Under an investor service agreement with SSI, SSI has responsibility for the establishment and maintenance of accounts of beneficial interest of the Portfolio. For these services, the Portfolio pays SSI a monthly fee of $500.

3.    Accounting and Bookkeeping Agent

      Stein Roe serves as the Portfolio's accounting and bookkeeping agent pursuant to an Accounting and Bookkeeping Agreement (Agreement). Pursuant to the Agreement, Stein Roe is responsible for certain accounting and bookkeeping services provided to the Portfolio, including the Portfolio's net asset value and calculation of its net income, yields and capital gains and losses on disposition of Portfolio assets. The Portfolio pays Stein Roe a fee of $25,000 plus 0.0025% per annum of the average daily net assets of the Portfolio in excess of $50 million under the Agreement.

4.    Miscellaneous

      State Street Bank and Trust Company serves as custodian of the Portfolio and Ernst & Young LLP serves as auditors of the Portfolio.

C.    Changes In Fundamental Investment Policies

      Assuming shareholder approval of the Conversion is obtained, the Board of Trustees will cause the Fund to adopt the Portfolio's fundamental investment policies. Fundamental investment policies are those which can be changed only if approved by shareholders. The Fund's current fundamental policies, along with those of the Portfolio which the Fund will adopt simultaneously with consummation of the Conversion, are shown in Exhibit A.

      Adoption of the Portfolio's fundamental policies does not present any significant additional risks to Fund shareholders. Except with respect to policies governing borrowing, the Portfolio's fundamental policies are generally as restrictive as, or more restrictive than, those of the Fund currently.

      The Fund limits borrowings from banks for temporary or emergency purposes to 10% of net assets and will not purchase portfolio securities while borrowings exceed 5% of net assets. The Portfolio's policy regarding borrowing permits borrowings up to 33 1/3% of total assets for non-leveraging, temporary or emergency purposes or reverse repurchase agreements. In addition, the Portfolio may borrow from, and make loans to, other Stein Roe funds pursuant to an interfund lending arrangement.

D. Changes to the Fund's Name, Fiscal Year End, Investment Objective, Investment Techniques, Non-Fundamental Investment Policies, Service Arrangements and Expense Ratios in Connection with or Resulting from the Conversion to the Master Fund/Feeder Fund Structure


      If the Conversion is approved by the Fund's shareholders, then, as of the Effective Time, the Board of Trustees will change the Fund's name, fiscal year end, investment objective, investment techniques and investment policies to conform to those of the Portfolio, and certain changes to the Fund's service arrangements will be made. The Portfolio's fundamental policies that would be adopted by the Fund are set forth in Exhibit A and are described in Section I.C. above. The other changes referenced above, are as follows:

1.    Change in Name


      The name of the Fund will change from "Colonial Government Money Market Fund" to "Colonial Money Market Fund." The name change reflects the ability of the Portfolio to invest in a wide range of money market instruments.


2.    Change in Fiscal Year End


      The fiscal year end of the Fund will change from August 31 to June 30 in order to match the fiscal year end of the Portfolio.


3.    Change in Investment Objective


      The Fund's current investment objective is to seek current income, consistent with capital preservation and liquidity, by investing exclusively in short-term U.S. government securities. The Portfolio's investment objective is to seek maximum current income consistent with safety of capital and maintenance of liquidity. As of the Effective Time, the Fund will adopt the Portfolio's objective.

4.    Changes in Certain Investment Techniques


      The Fund currently invests exclusively in short-term securities issued or guaranteed by the U.S. government or its subsidiaries, agencies, authorities and instrumentalities, as well as repurchase agreements collateralized by such securities. Although the Portfolio may also invest in securities issued or guaranteed by the U.S. government, agencies and instrumentalities, it invests in a wide range of high quality U.S. dollar denominated money market instruments. For example, the Portfolio may invest in commercial paper of U.S. or foreign issuers and in securities issued or guaranteed by the government of any foreign country that are rated at the time of purchase A or better (or equivalent rating) by at least one nationally recognized statistical rating organization (NRSRO). In addition, the Portfolio has a policy of investing at least 25% of its total assets in securities of issuers in the financial services industry. The Fund currently does not have a similar policy. Exhibit B sets forth certain of the types of instruments that the Portfolio may invest in.


      The Fund currently qualifies as an eligible investment for federal credit unions and national banks, whereas the Portfolio does not. Therefore, after the Conversion the Fund will no longer qualify as an eligible investment.


5.    Changes in Non-Fundamental Investment Policies


      Although the Portfolio's non-fundamental investment policies are substantially similar to the Fund's current policies, several changes to the Fund's policies will be made as of the Effective Time to conform the Fund's policies to those of the Portfolio. The material differences between the Fund's current non-fundamental policies and those of the Portfolio are described below.


      Investment in Other Investment Companies. The Fund currently may not purchase shares of another investment company. After the Conversion, the Fund will adopt the Portfolio's non-fundamental policy of not purchasing more than 3% of the stock of another investment company or purchase stock of other investment companies equal to more than 5% of its total assets (valued at time of purchase) in the case of any other investment company and 10% of such assets (valued at the time of purchase) in the case of all other investment companies in the aggregate; any such purchases are to be made in the open market where no profit to a sponsor or dealer results from the purchase, other than the customary broker's commission, except for securities acquired as part of a merger, consolidation or acquisition of assets. In addition, the Portfolio may not purchase shares of other open-end investment companies, except in connection with a merger, consolidation, acquisition or reorganization. These restrictions do not apply to purchases by the Portfolio of shares of another investment company with the same investment objective and substantially similar investment policies as the Portfolio.

      Exercise Control or Management. The Portfolio may not invest in companies for the purpose of exercising control or management. After the Conversion, the Fund, which currently does not have such a policy, will adopt this policy of the Portfolio.


      Short Sales. The Fund currently may not have a short securities position, unless it owns or owns rights (exercisable without payment) to acquire an equal amount of such securities. After the Conversion, the Fund will adopt the Portfolio's non-fundamental policy that the Portfolio may not sell securities short unless (i) the Portfolio owns or has the right to obtain securities equivalent in kind and amount to those sold short at no added cost or (ii) the securities sold are "when issued" or "when distributed" securities which the Portfolio expects to receive in a recapitalization, reorganization, or other exchange for securities the Portfolio contemporaneously owns or has the right to obtain.


6.    Changes in Service Arrangements


      In connection with the Conversion, the following changes to the Fund's service arrangements will be made as of the Effective Time.


      Administrative Services. Currently the Fund's day-to-day investment operations are managed by Colonial pursuant to a management agreement that provides for the payment to Colonial of a monthly fee at the annual rate of 0.30% of the Fund's average daily net assets. The management agreement also requires Colonial to perform certain administrative services for the Fund including (a) the provision of office space, supplies, facilities and equipment;
(b) the provision of executive and other personnel for managing the Fund's affairs (including preparing financial information and reports and tax returns required to be filed with public authorities); and (c) compensating the Trust's Board of Trustees who are directors, officers or employees of Colonial. In addition, the Trustees have delegated to Colonial the responsibility of monitoring the Fund's compliance with Rule 2a-7 under the Investment Company Act of 1940 (1940 Act), pursuant to procedures adopted by the Trustees. Rule 2a-7 permits the Fund to determine the value of its assets and shares under a special method called "amortized cost" as described on page 7 of the Fund's Prospectus, which has been previously delivered to each shareholder.


      Upon consummation of the Conversion, the management agreement with Colonial will be terminated. Thereafter, the Fund no longer will require the services of an investment adviser or manager, since its investments will consist solely of interests in the Portfolio. Colonial will enter into a separate Administration Agreement with the Fund pursuant to which Colonial will continue to provide the Fund with certain administrative services, including (a) providing office space, equipment and clerical personnel; (b) arranging, if desired by the Board of Trustees, for directors, officers and employees of Colonial to serve as Trustees, officers or agents of the Fund; (c) preparing and filing all documents required for compliance by the Fund with applicable laws and regulations; (d) preparing agendas and supporting documents for and minutes of meetings of the Board of Trustees, committees of Trustees and shareholders; (e) monitoring compliance by the Fund with Rule 2a-7 under the 1940 Act and reporting to the Board of Trustees from time to time with respect thereto; (f) monitoring the investments and operations of the Portfolio and reporting to the Board of Trustees from time to time with respect thereto; (g) coordinating and overseeing the activities of the Fund's other third-party service providers; and (h) maintaining certain books and records of the Fund. The Administration Agreement provides for a fee to be paid by the Fund to Colonial for such services at an annual rate of 0.25% of the Fund's average daily net assets. After the Conversion, this fee will be voluntarily reduced by Colonial to an annual rate of 0.06% of the Fund's average daily net assets. The Board of Trustees voted unanimously on December 19, 1997 to approve the Administration Agreement subject to shareholder approval of the Conversion.

      Pricing and Bookkeeping Services. Under a separate agreement, Colonial currently provides the Fund with pricing and bookkeeping services for a fee of $27,000 for the first $50 million of the Fund's average daily net assets plus a monthly fee at the following annual rates (calculated on the basis of the Fund's average daily net assets): 0.035% of the next $950 million; 0.025% of the next $1 billion; 0.015% of the next $1 billion; and 0.001% of the excess over $3 billion. After the Conversion, this fee will be reduced to $18,000 per annum plus 0.0233% of the Fund's assets in excess of $50 million.

      Transfer Agency Services. Colonial Investors Service Center, Inc. (CISC), an affiliate of Colonial, currently provides the Fund with transfer agency and shareholder services for a fee at an annual rate of 0.20% of average daily net assets. CISC will continue to provide such services to the Fund for the same fee following the Conversion.

7.       Effect of the Conversion on the Fund's Expense Ratios


      The ratios of the Fund's expenses to average net assets for the fiscal year ended August 31, 1997 were 0.72% on Class A shares; 1.72% on Class B shares; and 1.12% on Class C shares. During such period, Liberty Financial Investments, Inc. (Distributor) voluntarily agreed to waive 0.60% of the Class C share Rule 12b-1 distribution fee. In order to maintain expenses at the pre-Conversion rates, Colonial has voluntarily agreed to waive 0.19% per annum of the 0.25% per annum administration fee. Colonial may revise or terminate this arrangement at any time without notice to shareholders. The following table compares the Fund's current fees and expenses for the fiscal year ended August 31, 1997, with the pro forma fees and expenses had the Conversion been effected at September 1, 1996:

Annual Fees and Expenses


Class A Shares:
---------------

                              Before Conversion to
                             Master/Feeder (for the           After Conversion to Master/Feeder
         Expenses          year ended August 31, 1997             (expenses are estimates)
         --------          --------------------------             ------------------------
                                                               Master      Feeder     Total
                                                               ------      ------     -----
Management                            0.30%                    0.236%(1)   ---        0.236%(1)
Administration                         ---                     ---         0.06%(2)   0.06%(2)
12b-1 Fees                            0.00%                    ---         0.00%      0.00%
Transfer Agency                       0.20%                    ---         0.20%      0.20%
Bookkeeping                           0.04%                    0.006%      0.027%     0.033%
Other                                 0.18%                    0.03%       0.16%      0.19%
                                      ----                                            ----
Total Operating Expenses              0.72%                                           0.72%(3)
                                      ====                                            ====


Class B Shares:
---------------

                              Before Conversion to
                             Master/Feeder (for the           After Conversion to Master/Feeder
         Expenses          year ended August 31, 1997             (expenses are estimates)
         --------          --------------------------             ------------------------
                                                               Master      Feeder     Total
                                                               ------      ------     -----
Management                            0.30%                    0.236%(1)   ---        0.236%(1)
Administration                         ---                     ---         0.06%(2)   0.06%(2)
12b-1 Fees                            1.00%                    ---         1.00%      1.00%
Transfer Agency                       0.20%                    ---         0.20%      0.20%
Bookkeeping                           0.04%                    0.006%      0.027%     0.033%
Other                                 0.18%                    0.03%       0.16%      0.19%
                                      ----                                            ----
Total Operating Expenses              1.72%                                           1.72%(3)
                                      ====                                            ====

Class C Shares:
---------------

                              Before Conversion to
                             Master/Feeder (for the           After Conversion to Master/Feeder
         Expenses          year ended August 31, 1997             (expenses are estimates)
         --------          --------------------------             ------------------------
                                                               Master      Feeder     Total
                                                               ------      ------     -----
Management                            0.30%                    0.236%(1)   ---        0.236%(1)
Administration                         ---                     ---         0.06%(2)   0.06%(2)
12b-1 Fees                            0.40%                    ---         0.40%(4)   0.40%(4)
Transfer Agency                       0.20%                    ---         0.20%      0.20%
Bookkeeping                           0.04%                    0.006%      0.027%     0.033%
Other                                 0.18%                    0.03%       0.16%      0.19%
                                      ----                                            ----
Total Operating Expenses              1.12%                                           1.12%(3)
                                      ====                                            ====



(1) Fee subject to the following breakpoints: 0.25% for the first $500 million of average net assets and 0.225% thereafter.
(2)   Contractual fee of 0.25% per annum would be voluntarily waived to 0.06%.
(3) Absent the waivers discussed above and below, "Total Operating Expenses" would have been 0.91%, 1.91% and 1.91% for the Fund's Class A, Class B and Class C shares, respectively.
(4) The Distributor has voluntarily agreed to waive 0.60% of the Class C share Rule 12b-1 fee.


      Example


      The following Example shows the cumulative transaction and operating expenses attributable to a hypothetical $1,000 investment in each Class of shares of the Fund for the periods specified, assuming a 5% annual return and, unless otherwise noted, redemption at period end. The expense numbers in the Example assume the fee waivers described above are in effect. The following expenses would be the same after the Conversion because the Fund intends to maintain the pre-Conversion total rates, as reflected in the "Annual Fees and Expenses" table above. The 5% return and expenses used in this Example should not be considered indicative of actual or expected Fund performance or expenses, both of which will vary.


Period:            Class A                Class B                 Class C
                                      (5)       (6)           (5)       (6)
1 year              $ 7             $ 67      $ 17         $  21      $ 11
3 years              23               84        54            36(8)     36
5 years              40              113        93            62(8)     62
10 years             89              176(7)    176(7)        136(8)    136

(5)   Assumes redemption at period end.
(6)   Assumes no redemption.
(7) Class B shares convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A expenses.
(8) Class C shares do not incur a contingent deferred sales charge on redemptions made after one year.


E.    Certain Information About the Master Fund/Feeder Fund Structure The

      Portfolio is expected to have one other feeder fund, the SRF Feeder, and may sell interests to other mutual funds or institutional investors. Such investors will invest in the Portfolio on substantially the same terms and conditions as the Fund and will bear a proportionate share of the Portfolio's expenses. However, other funds or entities investing in the Portfolio may offer and sell their own shares or interests using different pricing structures than the Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures, including the multi-class structure currently utilized by the Fund. You may obtain information about other investors in the Portfolio by calling Colonial at 1-800-426-3750.

      After the Conversion, the Fund may withdraw its investment from the Portfolio at any time if the Fund's Trustees determine that it is in the best interest of the Fund to do so. Upon any such withdrawal, the Trustees would consider what action to take, including the investment of all the assets of the Fund in another pooled investment entity having substantially the same investment objective and policies as the Fund or the retention of an investment adviser to manage the Fund's assets.

      Certain changes in the Portfolio's investment policies or restrictions, or a failure by the Fund's shareholders to approve a future change in the Portfolio's investment restrictions, may require withdrawal of the Fund's interest in the Portfolio. Any such withdrawal could result in a distribution to the Fund of portfolio securities (as opposed to a cash distribution) which may or may not be readily marketable. The distribution could result in the Fund having a less diversified portfolio of investments or could adversely affect the Fund's liquidity, and the Fund could incur brokerage, tax or other charges in converting the securities to cash.

      Smaller funds investing in the Portfolio may be materially affected by the actions of larger funds investing in the Portfolio. For example, if a large fund withdraws from the Portfolio, the remaining fund(s) may subsequently experience higher pro rata operating expenses, thereby producing lower returns. Additionally, because the Portfolio would become smaller, it may become less diversified, resulting in potentially increased portfolio risk (however, these possibilities also exist for traditionally structured funds which have institutional or other large investors who may withdraw from a fund). Also, funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Based on the current size of its anticipated investment in the Portfolio, the SRF Feeder will have effective voting control over any matter submitted to the Portfolio's investors. Whenever the Fund is requested to vote on matters pertaining to the Portfolio (other than a vote by the Fund to continue the operation of the Portfolio upon the withdrawal of other investors in the Portfolio), the Fund will hold a meeting of shareholders of the Fund and will cast all of the Fund's votes proportionately as instructed by the Fund's shareholders. The Fund will vote the shares held by the Fund's shareholders who do not give voting instructions in the same proportion as the shares of the Fund's shareholders who do give voting instructions. Shareholders of the Fund who do not vote will have no effect on the outcome of such matters.

F.    Tax Consequences of the Conversion; Other Tax Matters

      Because of the short-term nature of the Fund's investments, no material taxable gain or loss is expected to be realized by the Fund or its shareholders as a result of the Conversion. After the Conversion, the Fund intends to continue to qualify as a regulated investment company and to distribute to its shareholders virtually all net income and any net realized gains at least annually. The Portfolio intends to qualify as a partnership for federal income tax purposes. As such, the Portfolio should not be subject to tax.

G.    Determination and Recommendation of the Trustees; Required Vote

      The Trust's Board of Trustees have unanimously determined that the Conversion and adoption by the Fund of the Portfolio's fundamental and non-fundamental investment policies are in the best interest of the Fund and its shareholders and recommend that the Conversion and adoption by the Fund of the Portfolio's fundamental and non-fundamental investment policies be approved. The Trustees' decision was based on the following: (i) Colonial has indicated to the Board of Trustees that, given the Fund's small size, it has become increasingly difficult to manage the Fund efficiently and cost effectively; (ii) Colonial must continue to offer a taxable money market alternative as part of its product line; and (iii) Colonial's resources can be used more effectively elsewhere. There can be no assurance that a constant net asset value will be maintained, or that improved investment performance or a lower aggregate expense ratio will be achieved.

II.   Other Matters and Discretion of Persons Named in the Proxy


      As of the date of this Proxy Statement, only the business mentioned in Proposal I of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).


      If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of Proposal I set forth in the Notice of the Meeting are not received by February 26, 1998, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal I set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against Proposal I. Should the Conversion and adoption of the Portfolio's fundamental and non-fundamental investment policies be rejected by shareholders, the proposed Conversion will not occur and the Trustees will consider such other action as may be appropriate.


      The Colonial Trust II Agreement and Declaration of Trust does not provide for an annual meeting of shareholders. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Fund within a reasonable period of time prior to any such meeting.

      Reports, proxy statements and other information have been filed with the Securities and Exchange Commission (SEC) and may be inspected and copied at the SEC's public reference room, 450 Fifth St., N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates.

    SHAREHOLDERS ARE URGED TO VOTE, SIGN AND MAIL THEIR PROXIES IMMEDIATELY.

                                    EXHIBIT A

                   CURRENT FUNDAMENTAL INVESTMENT POLICIES OF
                  COLONIAL GOVERNMENT MONEY MARKET FUND (FUND)

      Under its current fundamental investment policies, the Fund may:

1. Issue senior securities only through borrowing money from banks for temporary or emergency purposes up to 10% of its net assets; however, the Fund will not purchase additional portfolio securities while borrowings exceed 5% of net assets;
2.    Not invest in real estate;
3.    Invest up to 10% of its net assets in illiquid assets;
4. Purchase and sell futures contracts and related options so long as the total initial margin and premiums on the contracts do not exceed 5% of its total assets;
5. Underwrite securities issued by others only when disposing of portfolio securities;
6. Make loans (i) through lending of securities not exceeding 30% of total assets, (ii) through the purchase of debt instruments or similar evidences of indebtedness typically sold privately to financial institutions and
      (iii) through repurchase agreements; and
7. Not concentrate more than 25% of its total assets in any one industry (provided, however, that there is no limitation in respect to investments in certificates of deposit and banker's acceptances; finance companies as a group and utility companies as a group are not considered a single industry) or with respect to 75% of total assets purchase any security (other than obligations of the U.S. government and cash items including receivables) if as a result more than 5% of its total assets would then be invested in securities of a single issuer or purchase the voting securities of an issuer if, as a result of such purchase, the Fund would own more than 10% of the outstanding voting shares of such issuer.

                       FUNDAMENTAL INVESTMENT POLICIES OF
                    SR&F CASH RESERVES PORTFOLIO (PORTFOLIO)

      In connection with the Conversion, the Board of Trustees are proposing the adoption by the Fund of the Portfolio's fundamental investment policies.

      As fundamental policies, the Fund and the Portfolio may not:

1. Invest in a security if, as a result of such investment, more than 25% of its total assets (taken at market value at the time of each investment) would be invested in the securities of issuers in any particular industry, except that this restriction does not apply to (i) U.S. government securities, (ii) repurchase agreements, or (iii) securities of issuers in the financial services industry, and except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund;
2. Invest in a security if, with respect to 75% of its assets, as a result of such investment, more than 5% of its total assets (taken at market value at the time of such investment) would be invested in the securities of any one issuer, except that this restriction does not apply to U.S. government securities or repurchase agreements for such securities and except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund;*
3. Invest in a security if, as a result of such investment, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any one issuer, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund;
4. Purchase or sell real estate (although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein);
5. Purchase or sell commodities or commodities contracts or oil, gas or mineral programs;
6. Purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities;
7. Make loans, although it may (a) participate in an interfund lending program with other Stein Roe Funds and Portfolios provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total assets (taken at market value at the time of such loans); (b) purchase money market instruments and enter into repurchase agreements; and (c) acquire publicly distributed or privately placed debt securities;
8. Borrow except that it may (a) borrow for non-leveraging, temporary or emergency purposes, (b) engage in reverse repurchase agreements and make other borrowings, provided that the combination of (a) and (b) shall not exceed 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law;
9. Act as an underwriter of securities, except insofar as it may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 on disposition of securities acquired subject to legal or contractual restrictions on resale, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund; or
10. Issue any senior securities except to the extent permitted under the Investment Company Act of 1940.

----------
* Notwithstanding the foregoing, and in accordance with Rule 2a-7 of the Investment Company Act of 1940 (the "Rule"), the Portfolio will not, immediately after the acquisition of any security (other than a Government Security or certain other securities as permitted under the Rule), invest more than 5% of its total assets in the securities of any one issuer; provided, however, that it may invest up to 25% of its total assets in First Tier Securities (as that term is defined in the Rule) of a single issuer for a period of up to three business days after the purchase thereof.

                                    EXHIBIT B


               CERTAIN INVESTMENT TECHNIQUES OF THE SR&F PORTFOLIO

The types of securities in which the Portfolio may invest include the following:*


(1) Securities issued or guaranteed by the U.S. Government or by its agencies or instrumentalities ("U.S. Government Securities");

(2) Securities issued or guaranteed by the government of any foreign country that are rated at time of purchase A or better (or equivalent rating) by at least one NRSRO;

(3) Certificates of deposit, bankers' acceptances and time deposits of any bank (U.S. or foreign) having total assets in excess of $1 billion, or the equivalent in other currencies (as of the date of the most recent available financial statements) or of any branches, agencies or subsidiaries (U.S. or foreign) of any such bank;

(4)   Commercial paper of U.S. or foreign issuers;

(5) Notes, bonds, and debentures rated at time of purchase A or better (or equivalent rating) by at least one NRSRO;

(6) Repurchase agreements involving securities listed in (1) above. A repurchase agreement involves a sale of securities to the Portfolio in which the seller (a bank or securities dealer that the Adviser believes to be financially sound) agrees to repurchase the securities at a higher price, which includes an amount representing interest on the purchase price, within a specified time; and

(7)   Other high-quality short-term obligations.





----------
* All of the securities must be rated in the highest rating category by at least two NRSROs (or, if unrated, of comparable quality).